Exhibit 32.2

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, D. Brian Robertson, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the annual report on Form 10-K of Freshwater Technologies, Inc. for the year ended December 31, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Freshwater Technologies, Inc.

Dated: April 15, 2010

/s/ D. Brian Robertson
D. Brian Robertson
Chief Financial Officer, Treasurer and Director
(Principal Financial Officer and Principal Accounting Officer)